EXHIBIT 99.1

4Q18

MB FINANCIAL, INC. REPORTS FOURTH QUARTER 2018 NET INCOME

CHICAGO, January 22, 2019 – MB Financial, Inc. (the "Company") (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced fourth quarter 2018 net income of $75.9 million compared to $42.7 million last quarter and $144.2 million in the fourth quarter a year ago.  Diluted earnings per common share were $0.85 in the fourth quarter of 2018 compared to $0.47 last quarter and $1.67 in the fourth quarter a year ago.

Annual net income for 2018 was $213.9 million compared to $304.0 million for 2017. Diluted earnings per common share were $2.55 for 2018 compared to $3.49 for 2017.

Net income and earnings per common share for the fourth quarter of 2017 and full year 2017 were positively impacted by a $104.2 million, or $1.23 per common share, tax benefit due to the enactment of the Tax Cuts and Jobs Act of 2017 (the "TCJ Act"). Net income and earnings per common share for the fourth and third quarters of 2018 were also positively impacted by TCJ Act tax benefits of $8.2 million, or $0.10 per common share, and $2.2 million, or $0.03 per common share, respectively.

Operating Earnings (in thousands, except per share data)

The table below reconciles net income, as reported, to operating earnings excluding our Mortgage Banking Segment. As previously announced in April 2018, we have discontinued our national mortgage origination business (substantially all originations outside of the Company's consumer banking footprint in the Chicagoland area). Therefore, we believe operating earnings excluding our Mortgage Banking Segment better reflect our primary operations until the wind down of the segment is complete, as we are retaining the mortgage servicing asset and certain residential mortgage loans on our balance sheet and continue to originate residential mortgage loans in the Chicagoland area.

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Net income - as reported	$75,911	$42,714	$38,533	$56,757	$144,194	$213,915	$304,040
Non-core items, net of tax (1)	(3,696)	12,889	18,679	614	(96,814)	28,486	(92,938)
Operating earnings	72,215	55,603	57,212	57,371	47,380	242,401	211,102
Operating earnings (loss) - Mortgage Banking Segment	3,141	1,067	(3,359)	(295)	(815)	554	5,494
Operating earnings, excluding Mortgage Banking Segment	69,074	54,536	60,571	57,666	48,195	241,847	205,608
Dividends on preferred shares	3,000	3,000	3,000	3,100	2,000	12,100	8,007
Operating earnings available to common stockholders, excluding Mortgage Banking Segment	$66,074	$51,536	$57,571	$54,566	$46,195	$229,747	$197,601
Diluted earnings per common share - as reported (2)	$0.85	$0.47	$0.42	$0.81	$1.67	$2.55	$3.49
Diluted operating earnings per common share, excluding Mortgage Banking Segment	$0.77	$0.60	$0.68	$0.64	$0.54	$2.70	$2.33

(1)
Non-core items represent the difference between non-core non-interest income and non-core non-interest expense net of tax as well as other non-core tax items. See "Non-GAAP Financial Information" section for details on non-core items starting on page 25.

(2)
The $0.81 diluted earnings per common share in the first quarter of 2018 were positively impacted by a $15.3 million, or $0.18 per common share, return from preferred stockholders due to the redemption of our 8% Series A non-cumulative perpetual preferred stock. The $15.3 million represents the excess carrying amount over the redemption price of the Series A preferred stock.

Key Items (4Q18 compared to 3Q18)

Pending Merger
On May 20, 2018, we signed a definitive merger agreement with Fifth Third Bancorp ("Fifth Third"). We received the necessary stockholder approvals on September 18, 2018. The merger remains subject to regulatory approvals and other customary closing conditions.

Operating Earnings

•
Operating earnings, excluding the Mortgage Banking Segment, grew by $14.5 million, or 26.7%, to $69.1 million compared to the prior quarter. These results were attributable to the following items (net of income taxes): a $1.3 million increase in net interest income, a $4.7 million increase in lease financing revenue, a $7.0 million decrease in provision for credit losses, and a $5.2 million decrease in state income tax accruals, partly reduced by a $3.2 million increase in non-interest expenses.

•	Diluted operating earnings per common share, excluding the Mortgage Banking Segment, were $0.77 compared to $0.60 in the prior quarter.

Loans

•
Loan balances, excluding purchased credit-impaired loans, increased $107.2 million (+0.8%, or +3.1% annualized) to $14.0 billion due to growth in commercial loan balances partly offset by decreases in construction and commercial real estate loan balances.

•	Average loan balances, excluding purchased credit-impaired loans, increased $44.5 million (+0.3%, or +1.3% annualized) to $13.8 billion.

•	Average yield on loans, excluding accretion on loans acquired in bank mergers, increased 14 basis points to 4.82% from 4.68% in the prior quarter as a result of increases in short-term interest rates.

Deposits

•
Although the mix improved with an increase in non-interest bearing deposits offset by a decrease in money market account balances, low-cost deposits decreased $16.7 million (-0.1%, or -0.5% annualized) to $12.3 billion.

•	Average low-cost deposits decreased $109.5 million (-0.9%, or -3.4% annualized) to $12.5 billion due to decreases in non-interest bearing and money market account balances.

•	Average cost of total deposits increased six basis points to 0.60% due to increases in interest rates paid on deposits.

Net interest margin

•
Net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, increased 14 basis points in the quarter to 3.84%. This increase was due to higher loan yields as a result of increases in short-term interest rates.

•	Average cost of funds increased two basis points to 0.74% due to higher rates paid on deposits reduced by a decrease in the average cost of borrowings.

Operating Segments (4Q18 compared to 3Q18)

Banking

•	Operating earnings were $59.1 million, an increase of $11.7 million, or 24.7%, compared to the prior quarter.

•	This increase was due to a decrease in provision for credit losses and state income tax accruals partly offset by an increase in non-interest expenses.

Leasing

•	Operating earnings were $10.0 million, an increase of $2.8 million, or 39.8%, compared to the prior quarter.

•	This increase was mostly due to higher residual gains and fees from the sale of third-party equipment maintenance contracts.

Mortgage Banking

•
On April 12, 2018, we announced the discontinuation of our national mortgage origination business, which includes substantially all originations outside of the Company's consumer banking footprint in the Chicagoland area.

•	Operating earnings were $3.1 million compared to $1.1 million in the prior quarter.

•
The wind down of our national mortgage origination business is proceeding as planned. We project that, excluding any impact of our pending merger with Fifth Third, our remaining mortgage operations will earn quarterly pretax income of approximately $7 million in 2019, consistent with prior projections.

Key Items - Full Year (2018 compared to 2017)

•	Operating earnings, excluding the Mortgage Banking Segment, increased $36.2 million, or 17.6%, to $241.8 million compared to the year ended December 31, 2017.

•
The growth in operating earnings, excluding the Mortgage Banking Segment, resulted from the following items (net of income tax): a $30.5 million increase in net interest income; a $14.7 million increase in our key fee initiatives revenue, mainly lease financing revenue; a $4.9 million increase in earnings from investments in Small Business Investment Companies; and an approximate $33 million decrease in income tax expense resulting from a lower effective tax rate. These items were partly offset by a $25.1 million increase in non-interest expense with more than half of the increase in salaries and benefits due to higher health insurance costs, annual salary increases, and higher bonus expense, and a $19.7 million increase in provision for credit losses, mostly due to higher charge-offs related to one loan relationship.

•	Diluted operating earnings per common share, excluding the Mortgage Banking Segment, were $2.70 compared to $2.33 in the year ended December 31, 2017.

Guidance on Selected Financial Items

In light of our pending merger with Fifth Third, we no longer provide forward-looking financial guidance or update previously provided financial guidance except as otherwise provided in this release with respect to our mortgage operations.

Operating Segments

The Company currently has three reportable operating segments: Banking, Leasing, and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering, and fee business activities. Our Leasing Segment generates revenues through lease originations and related services. As a result of the discontinuation of our national mortgage origination business, we expect to stop operating the mortgage business as a defined segment with separate Mortgage Banking Segment reporting in 2019. The financial information below was adjusted for funds transfer pricing and internal allocations of certain expenses and excludes non-core non-interest income and expense and non-core tax items.

Banking Segment

The following table summarizes certain financial information for the Banking Segment for the periods presented (in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Net interest income	$153,426	$152,003	$146,614	$140,471	$140,180	$592,514	$550,499
Provision for credit losses	11,340	21,439	5,746	7,579	501	46,104	16,555
Net interest income after provision for credit losses	142,086	130,564	140,868	132,892	139,679	546,410	533,944
Non-interest income:
Lease financing revenue, net	2,400	3,420	2,165	1,535	1,795	9,520	5,763
Treasury management fees	14,287	15,226	15,066	15,156	15,234	59,735	58,930
Wealth management fees	9,204	9,089	8,969	9,121	9,024	36,383	34,744
Card fees	5,851	5,362	5,654	4,787	5,032	21,654	18,596
Capital markets and international banking fees	3,637	1,913	3,785	2,998	3,999	12,333	15,708
Other non-interest income	9,733	10,987	11,838	10,675	9,359	43,233	39,260
Total non-interest income	45,112	45,997	47,477	44,272	44,443	182,858	173,001
Non-interest expense:
Salaries and employee benefits expense:
Salaries	43,598	44,933	45,103	44,821	44,782	178,455	176,017
Commissions	790	1,097	941	953	1,119	3,781	4,224
Bonus and stock-based compensation	13,487	10,774	11,533	10,610	10,418	46,404	41,672
Other salaries and benefits (1)	17,576	17,339	15,721	15,207	14,119	65,843	55,126
Total salaries and employee benefits expense	75,451	74,143	73,298	71,591	70,438	294,483	277,039
Occupancy and equipment expense	13,153	13,400	13,308	14,089	13,769	53,950	50,556
Computer services and telecommunication expense	8,814	8,324	9,384	9,741	9,664	36,263	33,540
Professional and legal expense	2,570	1,347	4,846	1,359	1,967	10,122	6,261
Other operating expenses	18,399	18,479	18,665	16,745	18,817	72,288	72,622
Total non-interest expense	118,387	115,693	119,501	113,525	114,655	467,106	440,018
Income before income taxes	68,811	60,868	68,844	63,639	69,467	262,162	266,927
Income tax expense	9,715	13,468	15,237	14,539	25,734	52,959	81,881
Operating earnings	$59,096	$47,400	$53,607	$49,100	$43,733	$209,203	$185,046
Total assets (period end)	$17,070,713	$16,677,552	$16,581,205	$16,582,585	$16,448,960	$17,070,713	$16,448,960

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Banking Segment operating earnings for the fourth quarter of 2018 increased $11.7 million, or 24.7%, compared to the prior quarter.

•	Net interest income increased due to higher yields on loans partly offset by a higher cost of deposits.

•	Provision for credit losses decreased as the prior quarter was unfavorably impacted by higher charge-offs on one loan relationship.

•	Non-interest income decreased $885 thousand compared to the prior quarter.

•	Lease financing revenue decreased due to lower earnings from equity investments in leases and lower residual gains.

•	Treasury management fees declined as a result of an increasing earnings credit rate for our commercial customers and lower average non-interest bearing deposits.

•	Other non-interest income decreased as a result of lower earnings from investments in Small Business Investment Companies ("SBICs").

•	These decreases were partly offset by an increase in capital markets and international banking fees as a result of higher swap and international banking fees.

•	Non-interest expense increased $2.7 million compared to the prior quarter.

•
Salaries and employee benefits increased due to higher temporary help as a result of higher employee turnover and higher bonus expenses due to better than expected performance, reduced by decreases in salaries and health insurance expense as a result of fewer claims.

•	Professional and legal expenses increased as a result of higher consulting expense related to information technology security.

•	Fourth quarter income tax expense includes a $5.2 million decrease in state income tax accruals as a result of income allocation to lower income tax rate jurisdictions.

Banking Segment operating earnings for the year ended December 31, 2018 increased $24.2 million, or 13.1%, compared to the prior year.

•
Net interest income increased due to higher average loan yields and balances partly offset by a higher cost of funds. Our average yield on loans and cost of funds increased as a result of an increase in short-term interest rates.

•	Provision for credit losses increased as a result of higher charge-offs during the second half of 2018 related to one loan relationship.

•	Non-interest income increased $9.9 million compared to the prior year.

•	Lease financing revenue increased due to higher earnings from investments in leasing companies and higher residual gains.

•	Card fees increased as a result of increased sales and volume in prepaid cards and higher credit card usage.

•	Other non-interest income increased due to stronger earnings from investments in SBICs.

•	These increases were partly reduced by a decrease in capital markets and international banking fees due to decreases in swap and syndication fees.

•	Non-interest expense increased $27.1 million compared to the prior year.

•
Salaries and employee benefits expense increased due to higher health insurance costs as a result of an increase in claims, higher bonus and stock based compensation expense, annual salary increases, and higher 401(k) and profit sharing contributions expense.

•	Occupancy and equipment expense increased due to higher building and software depreciation.

•	Computer services and telecommunication expense increased due to previous investments in new technology.

•	Professional and legal fees increased as a result of case settlements, other legal fees, and consulting expense related to information technology security.

•	Income tax expense decreased as a result of a decline in the effective tax rate related to the TCJ Act.

Leasing Segment

The following table summarizes certain financial information for the Leasing Segment for the periods presented (in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Net interest income	$2,572	$2,160	$2,349	$2,482	$2,602	$9,563	$9,902
Provision for credit losses	638	90	500	(24)	3,184	1,204	3,858
Net interest income after provision for credit losses	1,934	2,070	1,849	2,506	(582)	8,359	6,044
Non-interest income:
Lease financing revenue, net	29,263	21,810	21,435	23,938	22,576	96,446	82,837
Other non-interest income	328	1,304	1,160	899	1,168	3,691	3,043
Total non-interest income	29,591	23,114	22,595	24,837	23,744	100,137	85,880
Non-interest expense:
Salaries and employee benefits expense:
Salaries	7,112	5,926	6,021	5,917	5,361	24,976	19,823
Commissions	2,023	2,662	1,892	2,520	2,777	9,097	9,792
Bonus and stock-based compensation	1,661	1,207	1,205	974	1,761	5,047	4,989
Other salaries and benefits (1)	1,211	1,338	1,613	1,809	1,329	5,971	6,005
Total salaries and employee benefits expense	12,007	11,133	10,731	11,220	11,228	45,091	40,609
Occupancy and equipment expense	1,242	1,128	1,110	1,167	1,090	4,647	4,115
Computer services and telecommunication expense	693	474	492	505	595	2,164	1,940
Professional and legal expense	422	353	323	373	457	1,471	1,651
Other operating expenses	3,306	2,480	2,500	2,212	2,101	10,498	8,867
Total non-interest expense	17,670	15,568	15,156	15,477	15,471	63,871	57,182
Income before income taxes	13,855	9,616	9,288	11,866	7,691	44,625	34,742
Income tax expense	3,877	2,480	2,324	3,300	3,229	11,981	14,180
Operating earnings	$9,978	$7,136	$6,964	$8,566	$4,462	$32,644	$20,562
Total assets (period end)	$1,464,380	$1,340,901	$1,354,940	$1,360,117	$1,403,690	$1,464,380	$1,403,690

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Leasing Segment operating earnings for the fourth quarter of 2018 increased $2.8 million compared to the prior quarter.

•	Provision for credit losses increased as a result of the increase in loan balances during the quarter.

•	Lease financing revenue increased due to higher residual gains and fees from the sale of third-party equipment maintenance contracts.

•
Non-interest expense increased due to higher salaries and employee benefits expense related to the investment in sales and other revenue generating staff partly reduced by a decrease in commissions due to higher deferrals of indirect costs resulting from more deals during the quarter. In addition, non-interest expense increased due to higher marketing expense at promotional events.

•	Total assets increased mostly due to growth in lease investments.

Leasing Segment operating earnings for the year ended December 31, 2018 increased $12.1 million, or 58.8%, compared to the prior year.

•
Lease financing revenue increased as a result of higher residual gains, rental income due to an increase in operating leases, and promotional income attributable to our investment in sales and other revenue generating staff.

•	Provision for credit losses was lower due to decreased loan charge-offs.

•
Non-interest expense increased due to higher salaries and employee benefits expense as a result of increased salaries related to the investment in sales and other revenue generating staff and an increase in other operating expenses.

Mortgage Banking Segment

The following table summarizes certain financial information for the Mortgage Banking Segment for the periods presented (in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Net interest income	$7,507	$7,685	$10,106	$10,428	$10,611	$35,726	$41,976
Provision for credit losses	(7)	(26)	(27)	(47)	(42)	(107)	1,180
Net interest income after provision for credit losses	7,514	7,711	10,133	10,475	10,653	35,833	40,796
Non-interest income:
Mortgage origination revenue	1,349	1,907	13,334	17,854	18,146	34,444	86,871
Mortgage servicing revenue	8,277	8,009	5,592	7,193	4,228	29,071	22,353
Other non-interest income	—	13	11	1	—	25	1
Total non-interest income	9,626	9,929	18,937	25,048	22,374	63,540	109,225
Non-interest expense:
Salaries and employee benefits expense:
Salaries	3,888	5,375	12,033	13,849	12,322	35,145	47,317
Commissions	753	1,189	4,790	3,962	4,407	10,694	21,834
Bonus and stock-based compensation	442	392	115	471	1,153	1,420	3,425
Other salaries and benefits (1)	1,739	2,149	4,539	4,924	4,705	13,351	19,381
Total salaries and employee benefits expense	6,822	9,105	21,477	23,206	22,587	60,610	91,957
Occupancy and equipment expense	927	1,273	2,032	2,138	1,868	6,370	7,756
Computer services and telecommunication expense	945	1,263	1,677	1,673	1,779	5,558	6,877
Professional and legal expense	632	174	266	162	490	1,234	2,152
Other operating expenses	3,527	4,368	8,159	8,749	7,673	24,803	32,170
Total non-interest expense	12,853	16,183	33,611	35,928	34,397	98,575	140,912
Income (loss) before income taxes	4,287	1,457	(4,541)	(405)	(1,370)	798	9,109
Income tax (benefit) expense	1,146	390	(1,182)	(110)	(555)	244	3,615
Operating (loss) earnings	$3,141	$1,067	$(3,359)	$(295)	$(815)	$554	$5,494
Total assets (period end) (2)	$1,671,933	$1,701,518	$2,030,412	$2,224,821	$2,234,290	$1,671,933	$2,234,290

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

(2)	The decrease in total assets subsequent to the first quarter of 2018 was due to the decrease in loans held for sale as a result of the wind down of the national mortgage origination business.

On April 12, 2018, the Company announced that it will be discontinuing its national mortgage origination business, which includes substantially all originations outside of the Company's consumer banking footprint in the Chicagoland area.

As expected with the wind down, total non-interest income declined faster than expenses. The first phase of staff reductions was completed in early July 2018, and staff reductions continued through the remainder of 2018. The wind down is expected to be completed in the first quarter of 2019. We project that, excluding any impact of the pending Fifth Third merger, remaining operations will earn quarterly pre-tax income of approximately $7 million, consistent with prior projections. We also expect one-time exit expenses to be approximately $35 million, which is down from the previously announced range of $37 to $41 million. We recognized approximately $32 million of such expenses in the year ended December 31, 2018.

Additional Mortgage Banking Segment Data

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Mortgage origination revenue:
Gain on sale revenue, net	$691	$1,303	$9,756	$11,652	$13,376	$23,402	$64,081
Origination fees (1)	658	604	3,578	6,202	4,770	11,042	22,790
Total mortgage origination revenue	$1,349	$1,907	$13,334	$17,854	$18,146	$34,444	$86,871

Mortgage servicing revenue:
Servicing fees	$16,314	$15,953	$15,707	$16,068	$14,802	$64,042	$57,133
Amortization/prepayment of mortgage servicing rights (2)	(7,377)	(8,418)	(8,894)	(8,015)	(9,037)	(32,704)	(32,001)
Fair value changes of mortgage servicing rights	(4,285)	2,521	1,193	10,890	7,231	10,319	9,594
Economic hedge activity, net	3,625	(2,047)	(2,414)	(11,750)	(8,768)	(12,586)	(12,373)
Fair value changes of mortgage servicing rights net of economic hedge activity (3)	(660)	474	(1,221)	(860)	(1,537)	(2,267)	(2,779)
Total mortgage servicing revenue	$8,277	$8,009	$5,592	$7,193	$4,228	$29,071	$22,353

Mortgage servicing rights, at fair value:
Beginning balance	$295,803	$296,629	$291,561	$276,279	$261,446	$276,279	$238,011
Originations/purchases	757	5,071	12,769	12,407	16,639	31,004	60,675
Amortization/prepayment (2)	(7,377)	(8,418)	(8,894)	(8,015)	(9,037)	(32,704)	(32,001)
Fair value changes	(4,285)	2,521	1,193	10,890	7,231	10,319	9,594
Ending balance	$284,898	$295,803	$296,629	$291,561	$276,279	$284,898	$276,279

Mortgage servicing book (unpaid principal balance of loans serviced for others)	$21,886,440	$22,382,822	$22,643,179	$22,362,896	$21,993,128	$21,886,440	$21,993,128
Mortgage servicing rights valuation	1.30%	1.32%	1.31%	1.30%	1.26%	1.30%	1.26%

(1)	2017 amounts were revised as certain costs to originate mortgage loans were reclassified from mortgage origination revenue to other operating expenses.

(2)	Changes due to collection or realization of expected cash flows.

(3)
Approximately $500 thousand of the second quarter 2018 fair value change was due to an increase in delinquencies in the quarter resulting in higher than anticipated collection costs and lower mortgage servicing rights asset value. In addition, approximately $300 thousand of the fair value change was due to higher than expected prepayments of mortgage servicing rights in the second quarter of 2018. Approximately $800 thousand of the fourth quarter 2017 fair value change was due to an increase in delinquencies in the quarter.

FORWARD-LOOKING STATEMENTS

When used in this document and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “guidance,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the ability to satisfy closing conditions to our pending merger with Fifth Third on the expected terms and schedule; (2) the ability to obtain regulatory approvals required to complete our pending merger with Fifth Third, and the timing and conditions for such approvals; (3) delays in closing our pending merger with Fifth Third; (4) disruptions to our business resulting from our pending merger with Fifth Third; (5) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (6) the quality and composition of our securities portfolio; (7) competitive pressures among depository institutions; (8) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (9) if changes in interest rates negatively impact the value of our mortgage servicing rights; (10) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (11) fluctuations in real estate values; (12) results of examinations of us and our bank subsidiary by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (13) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (14) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (15) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (16) the risk that funds obtained from capital raising activities will not be utilized efficiently or effectively; (17) expected revenues, cost savings, synergies, and other benefits from our other merger and acquisition activities might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (18) our ability to access cost-effective funding; (19) changes in financial markets; (20) changes in economic conditions in general and in the Chicago metropolitan area in particular; (21) the costs, effects, and outcomes of litigation; (22) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws, including but not limited to the TCJ Act, or interpretations thereof by taxing authorities; (23) changes in accounting principles, policies or guidelines; and (24) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
ASSETS
Cash and due from banks	$503,153	$342,933	$373,448	$332,234	$397,880
Interest earning deposits with banks	147,254	87,740	119,672	50,624	181,341
Total cash and cash equivalents	650,407	430,673	493,120	382,858	579,221
Investment securities:
Securities available for sale, at fair value	1,855,682	1,710,636	1,647,260	1,679,011	1,408,326
Securities held to maturity, at amortized cost	901,684	923,082	923,036	933,319	959,082
Marketable equity securities, at fair value	11,075	10,901	10,922	11,124	—
Non-marketable securities - FHLB and FRB Stock	113,957	107,407	115,453	118,955	114,111
Total investment securities	2,882,398	2,752,026	2,696,671	2,742,409	2,481,519
Loans held for sale	45,550	51,834	423,367	561,549	548,578
Loans:
Total loans, excluding purchased credit-impaired loans	13,951,082	13,843,880	13,719,244	13,824,990	13,846,318
Purchased credit-impaired loans	84,101	91,072	101,001	109,990	119,744
Total loans	14,035,183	13,934,952	13,820,245	13,934,980	13,966,062
Less: Allowance for loan and lease losses	161,578	155,411	162,790	161,712	157,710
Net loans	13,873,605	13,779,541	13,657,455	13,773,268	13,808,352
Lease investments, net	487,776	429,843	433,505	408,798	409,051
Premises and equipment, net	270,614	274,006	281,458	281,791	286,690
Cash surrender value of life insurance	208,581	207,280	205,982	204,710	203,602
Goodwill	999,925	999,925	999,925	1,003,548	1,003,548
Other intangibles	46,914	49,114	50,968	52,864	54,766
Mortgage servicing rights, at fair value	284,898	295,803	296,629	291,561	276,279
Other real estate owned, net	9,182	10,933	10,869	10,528	9,736
Other real estate owned related to FDIC transactions	1,182	2,661	2,908	4,185	4,788
Other assets	445,994	436,332	413,700	449,454	420,810
Total assets	$20,207,026	$19,719,971	$19,966,557	$20,167,523	$20,086,940
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Non-interest bearing	$6,152,163	$6,036,012	$6,347,208	$6,385,149	$6,381,512
Interest bearing	8,502,050	8,672,781	8,575,455	8,585,444	8,576,866
Total deposits	14,654,213	14,708,793	14,922,663	14,970,593	14,958,378
Short-term borrowings	1,470,055	903,355	651,462	717,679	861,039
Long-term borrowings	349,681	451,677	730,292	851,221	505,158
Junior subordinated notes issued to capital trusts	121,118	133,995	194,450	194,304	211,494
Accrued expenses and other liabilities	577,111	556,822	518,997	499,379	541,048
Total liabilities	17,172,178	16,754,642	17,017,864	17,233,176	17,077,117
Stockholders' Equity
Preferred stock	194,719	194,719	194,719	194,719	309,999
Common stock	862	862	861	860	858
Additional paid-in capital	1,708,319	1,703,404	1,698,057	1,692,650	1,691,007
Retained earnings	1,199,485	1,147,060	1,127,814	1,112,323	1,065,303
Accumulated other comprehensive (loss) income	(4,864)	(17,186)	(9,818)	(3,719)	3,584
Treasury stock	(63,673)	(63,530)	(62,940)	(62,486)	(60,928)
Total stockholders' equity	3,034,848	2,965,329	2,948,693	2,934,347	3,009,823
Total liabilities and stockholders' equity	$20,207,026	$19,719,971	$19,966,557	$20,167,523	$20,086,940

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

						Year Ended
						December 31,
(Dollars in thousands, except per share data)	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Interest income:
Loans:
Taxable	$170,283	$168,190	$164,401	$157,119	$154,631	$659,993	$587,234
Nontaxable	2,508	2,146	2,330	2,271	2,362	9,255	10,665
Investment securities:
Taxable	11,323	10,366	10,578	7,934	7,696	40,201	33,975
Nontaxable	9,474	9,387	9,439	9,476	9,677	37,776	39,218
Other interest earning accounts and Federal funds sold	356	1,650	244	131	600	2,381	1,354
Total interest income	193,944	191,739	186,992	176,931	174,966	749,606	672,446
Interest expense:
Deposits	22,367	20,485	17,386	15,032	13,552	75,270	40,685
Short-term borrowings	3,337	2,317	2,769	2,516	3,257	10,939	14,697
Long-term borrowings and junior subordinated notes	4,735	7,089	7,768	6,002	4,764	25,594	14,687
Total interest expense	30,439	29,891	27,923	23,550	21,573	111,803	70,069
Net interest income	163,505	161,848	159,069	153,381	153,393	637,803	602,377
Provision for credit losses	11,971	21,503	6,219	7,508	3,643	47,201	21,593
Net interest income after provision for credit losses	151,534	140,345	152,850	145,873	149,750	590,602	580,784
Non-interest income:
Mortgage banking revenue	9,626	9,916	18,926	25,047	22,374	63,515	109,224
Lease financing revenue, net	31,657	25,205	22,918	24,710	23,620	104,490	86,587
Treasury management fees	14,287	15,226	15,066	15,156	15,234	59,735	58,930
Wealth management fees	9,204	9,089	8,969	9,121	9,024	36,383	34,744
Card fees	5,851	5,362	5,654	4,787	5,032	21,654	18,596
Capital markets and international banking fees	3,637	1,913	3,785	2,998	3,999	12,333	15,708
Consumer and other deposit service fees	3,031	3,051	2,929	2,912	3,261	11,923	13,333
Brokerage fees	1,182	1,138	1,050	864	942	4,234	4,321
Loan service fees	2,252	2,103	2,148	2,245	2,197	8,748	8,317
Increase in cash surrender value of life insurance	1,301	1,298	1,272	1,108	1,511	4,979	5,421
Net gain (loss) on investment securities	89	(85)	(86)	(174)	111	(256)	562
Net loss on disposal of other assets	(10)	(32)	(397)	(357)	(2,016)	(796)	(2,323)
Other operating income	(427)	5,657	6,072	4,385	4,534	15,687	15,954
Total non-interest income	81,680	79,841	88,306	92,802	89,823	342,629	369,374
Non-interest expense:
Salaries and employee benefits expense	95,683	101,885	123,478	106,514	109,247	427,560	419,179
Occupancy and equipment expense	15,448	16,117	16,451	17,429	16,846	65,445	62,556
Computer services and telecommunication expense	10,745	12,684	10,871	11,156	11,304	45,456	40,591
Advertising and marketing expense	2,783	3,432	3,342	3,863	3,271	13,420	12,235
Professional and legal expense	4,162	2,586	8,887	1,898	2,957	17,533	10,207
Other intangible amortization expense	2,199	1,854	1,896	1,902	1,979	7,851	8,193
Branch exit and facilities impairment charges	613	3,292	340	—	(327)	4,245	8,353
Net loss (gain) recognized on other real estate owned and other related expense	841	248	1,048	47	(104)	2,184	1,344
Loss on extinguishment of debt	2,507	6,255	—	3,136	—	11,898	—
Goodwill impairment loss	—	—	3,623	—	—	3,623	—
Other operating expenses	16,657	20,191	23,056	21,941	30,655	81,845	98,685
Total non-interest expense	151,638	168,544	192,992	167,886	175,828	681,060	661,343
Income before income taxes	81,576	51,642	48,164	70,789	63,745	252,171	288,815
Income tax expense (benefit)	5,665	8,928	9,631	14,032	(80,449)	38,256	(15,225)
Net income	75,911	42,714	38,533	56,757	144,194	213,915	304,040
Dividends on preferred shares	3,000	3,000	3,000	3,100	2,000	12,100	8,007
Return from preferred stockholders due to redemption	—	—	—	(15,280)	—	(15,280)	—
Net income available to common stockholders	$72,911	$39,714	$35,533	$68,937	$142,194	$217,095	$296,033

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Common share data:
Basic earnings per common share	$0.86	$0.47	$0.42	$0.82	$1.69	$2.58	$3.53
Diluted earnings per common share	0.85	0.47	0.42	0.81	1.67	2.55	3.49
Diluted operating earnings per common share, excluding Mortgage Banking Segment	0.77	0.60	0.68	0.64	0.54	2.70	2.33
Weighted average common shares outstanding for basic earnings per common share	84,414,900	84,369,519	84,253,966	84,065,681	83,946,637	84,277,230	83,836,732
Weighted average common shares outstanding for diluted earnings per common share	85,337,028	85,335,109	85,251,810	84,896,401	84,964,759	85,206,300	84,823,456
Common shares outstanding (at end of period)	84,276,514	84,220,671	84,194,594	84,052,547	83,917,892	84,276,514	83,917,892

SELECTED FINANCIAL DATA

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Performance Ratios:
Annualized return on average assets	1.53%	0.85%	0.77%	1.15%	2.84%	1.07%	1.55%
Annualized operating return, excluding Mortgage Banking Segment, on average assets (1)	1.52	1.19	1.35	1.32	1.07	1.35	1.18
Annualized return on average common equity	10.38	5.71	5.20	10.32	21.87	7.90	11.71
Annualized operating return, excluding Mortgage Banking Segment, on average common equity (1)	9.40	7.41	8.42	8.17	7.10	8.36	7.82
Annualized cash return on average tangible common equity (2)	16.87	9.46	8.70	17.12	36.90	13.02	20.23
Annualized cash operating return, excluding Mortgage Banking Segment, on average tangible common equity (3)	15.32	12.18	13.89	13.62	12.21	13.76	13.62
Efficiency ratio (4)	59.24	60.35	66.80	65.62	65.38	63.02	63.72
Efficiency ratio, excluding Mortgage Banking Segment (4)	58.09	57.90	60.40	59.72	59.48	59.00	58.46
Annualized net non-interest expense to average assets (5)	1.29	1.35	1.57	1.43	1.44	1.41	1.36
Core non-interest income to revenues (6)	33.68	32.49	35.34	37.45	36.18	34.75	36.97
Core non-interest income to revenues, excluding Mortgage Banking Segment(6)	32.04	30.63	31.43	31.97	31.38	31.52	30.67
Net interest margin - fully tax equivalent basis (7)	3.91	3.81	3.73	3.67	3.63	3.78	3.70
Net interest margin - fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans (8)	3.84	3.70	3.62	3.55	3.49	3.68	3.52
Cost of funds (9)	0.74	0.72	0.67	0.58	0.51	0.68	0.43
Loans to deposits	95.78	94.74	92.61	93.08	93.37	95.78	93.37
Asset Quality Ratios:
Non-performing loans (10) to total loans	0.50%	0.53%	0.50%	0.44%	0.55%	0.50%	0.55%
Non-performing assets (10) to total assets	0.40	0.43	0.40	0.36	0.43	0.40	0.43
Allowance for loan and lease losses to non-performing loans (10)	229.61	210.78	237.56	263.72	205.33	229.61	205.33
Allowance for loan and lease losses to total loans	1.15	1.12	1.18	1.16	1.13	1.15	1.13
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.21	0.82	0.15	0.10	0.16	0.32	0.03
Capital Ratios:
Tangible equity to tangible assets (11)	10.43%	10.33%	10.10%	9.89%	10.32%	10.43%	10.32%
Tangible common equity to tangible assets (12)	9.42	9.28	9.07	8.87	8.70	9.42	8.70
Tangible common equity to risk weighted assets (13)	10.37	10.07	9.99	9.85	9.71	10.37	9.71
Total capital to risk-weighted assets (14)	13.67	13.48	13.75	13.57	14.23	13.67	14.23
Tier 1 capital to risk-weighted assets (14)	11.25	10.96	10.81	10.64	11.20	11.25	11.20
Common equity tier 1 capital to risk-weighted assets (14)	10.14	9.83	9.68	9.51	9.40	10.14	9.40
Tier 1 capital to average assets (leverage ratio) (14)	10.50	9.99	9.74	9.73	10.02	10.50	10.02

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Performance Ratios:
Per Share Data:
Book value per common share (15)	$33.70	$32.90	$32.71	$32.59	$32.17	$33.70	$32.17
Less: goodwill and other intangible assets, net of benefit, per common share	12.27	12.30	12.32	12.40	12.44	12.27	12.44
Tangible book value per common share (16)	$21.43	$20.60	$20.39	$20.19	$19.73	$21.43	$19.73
Cash dividends per common share	$0.24	$0.24	$0.24	$0.24	$0.21	$0.96	$0.82

(1)
Annualized operating return, excluding Mortgage Banking Segment, on average assets is computed by dividing annualized operating earnings, excluding Mortgage Banking Segment, by average total assets. Annualized operating return, excluding Mortgage Banking Segment, on average common equity is computed by dividing annualized operating earnings, excluding Mortgage Banking Segment, less dividends on preferred shares by average common equity. Operating earnings, excluding Mortgage Banking Segment, is defined as net income as reported less non-core items, net of tax and less operating earnings (loss) from our Mortgage Banking Segment.

(2)
Annualized cash return on average tangible common equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return, excluding Mortgage Banking Segment, on average tangible common equity is computed by dividing annualized cash operating earnings, excluding Mortgage Banking Segment (operating earnings, excluding Mortgage Banking Segment, plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings, excluding Mortgage Banking Segment, is defined as net income as reported less non-core items, net of tax and less operating earnings (loss) from our Mortgage Banking Segment.

(4)
The efficiency ratio is calculated by dividing total non-interest expense excluding non-core items by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance. The efficiency ratio, excluding Mortgage Banking Segment is calculated the same as the efficiency ratio but excludes the non-interest expense, net interest income on a fully tax equivalent basis, and non-interest income from the Mortgage Banking Segment.

(5)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items plus the tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(6)
Core non-interest income to revenues is calculated by dividing total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance. Core non-interest income to revenues, excluding Mortgage Banking Segment is calculated the same as core non-interest income to revenues but excludes the non-interest income and net interest income on a fully tax equivalent basis from the Mortgage Banking Segment.

(7)	Represents net interest income on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017, as a percentage of average interest earning assets.

(8)
Represents net interest income on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017, excluding acquisition accounting discount accretion on bank merger loans as a percentage of average interest earning assets.

(9)	Equals total interest expense divided by the sum of average interest bearing liabilities and non-interest bearing deposits.

(10)
Non-performing loans exclude purchased credit-impaired loans and loans held for sale.  Non-performing assets exclude purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(14)	Current quarter ratios are estimated.

(15)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(16)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

See "Non-GAAP Financial Information" section for details on non-GAAP measures and reconciliations starting on page 25.

BALANCE SHEET DETAILS TO FOLLOW

INVESTMENT SECURITIES

The following table sets forth, by type, the carrying value of our investment securities, excluding marketable equity securities and non-marketable FHLB and FRB stock, as well as the unrealized (loss) gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Securities available for sale:
Fair value
U.S. Treasury securities	$75,141	$—	$—	$—	$—
Government sponsored agencies and enterprises	5,024	5,002	5,026	22,885	23,007
States and political subdivisions	341,477	343,256	350,061	366,906	379,325
Mortgage-backed securities	1,434,040	1,357,314	1,269,003	1,251,229	924,734
Corporate bonds	—	5,064	23,170	37,991	70,197
Equity securities (1)	—	—	—	—	11,063
Total fair value	$1,855,682	$1,710,636	$1,647,260	$1,679,011	$1,408,326

Unrealized gain (loss)
U.S. Treasury securities	$2	$—	$—	$—	$—
Government sponsored agencies and enterprises	(52)	(85)	(72)	(63)	(6)
States and political subdivisions	9,429	8,222	11,134	11,848	15,512
Mortgage-backed securities	(11,867)	(28,026)	(20,502)	(15,166)	(8,414)
Corporate bonds	—	(1)	(9)	(29)	42
Equity securities (1)	—	—	—	—	(173)
Total unrealized gain	$(2,488)	$(19,890)	$(9,449)	$(3,410)	$6,961

Securities held to maturity, at cost:
States and political subdivisions	$887,028	$899,865	$884,576	$874,306	$878,400
Mortgage-backed securities	14,656	23,217	38,460	59,013	80,682
Total amortized cost	$901,684	$923,082	$923,036	$933,319	$959,082

(1)	Reflected in marketable equity securities on the consolidated balance sheet following the adoption of the new investments in equity securities guidance on January 1, 2018.

The Company has no direct exposure to the State of Illinois, but approximately 20% of the state and political subdivisions portfolio consisted of securities issued by municipalities located in Illinois as of December 31, 2018.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on balances as of the dates indicated (dollars in thousands):

	12/31/2018		9/30/2018		6/30/2018		3/31/2018		12/31/2017
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$5,169,763	36%	$4,936,536	35%	$4,816,545	35%	$4,790,803	34%	$4,786,180	34%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,084,170	15	2,065,588	15	2,100,460	15	2,095,189	15	2,113,135	15
Commercial real estate	3,720,255	27	3,832,032	28	3,929,327	28	4,093,045	29	4,147,529	30
Construction real estate	506,837	4	548,882	4	495,805	4	479,638	4	406,849	3
Total commercial-related loans	11,481,025	82	11,383,038	82	11,342,137	82	11,458,675	82	11,453,693	82
Other loans:
Residential real estate (1)	1,397,598	10	1,403,087	10	1,352,625	10	1,391,900	10	1,432,458	10
Indirect vehicle	817,108	5	790,573	5	749,983	5	692,642	5	667,928	4
Home equity	172,890	1	181,477	1	192,785	1	202,920	1	219,098	2
Consumer	82,461	1	85,705	1	81,714	1	78,853	1	73,141	1
Total other loans	2,470,057	17	2,460,842	17	2,377,107	17	2,366,315	17	2,392,625	17
Total loans, excluding purchased credit-impaired loans	13,951,082	99	13,843,880	99	13,719,244	99	13,824,990	99	13,846,318	99
Purchased credit-impaired loans	84,101	1	91,072	1	101,001	1	109,990	1	119,744	1
Total loans	$14,035,183	100%	$13,934,952	100%	$13,820,245	100%	$13,934,980	100%	$13,966,062	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	+0.8%		+0.9%		-0.8%		-0.2%		+0.7%
From same quarter one year ago	+0.8%		+0.7%		+1.9%		+8.1%		+9.8%

(1)	Reflects a $75.5 million transfer as of September 30, 2018 from loans held for sale of GNMA loans previously sold that were eligible for repurchase.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on average balances for the periods indicated (dollars in thousands):

	4Q18		3Q18		2Q18		1Q18		4Q17
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,943,611	36%	$4,906,844	35%	$4,770,098	34%	$4,750,035	34%	$4,638,618	34%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,050,265	15	2,029,053	15	2,065,688	15	2,084,396	15	2,074,655	15
Commercial real estate	3,793,329	27	3,883,132	28	4,033,421	29	4,133,826	30	4,131,179	30
Construction real estate	516,238	4	511,193	4	491,440	4	443,329	3	410,416	3
Total commercial-related loans	11,303,443	82	11,330,222	82	11,360,647	82	11,411,586	82	11,254,868	82
Other loans:
Residential real estate	1,397,719	10	1,355,501	10	1,371,020	10	1,415,374	10	1,430,219	10
Indirect vehicle	806,139	5	770,047	5	720,052	5	676,590	5	663,474	4
Home equity	178,585	1	187,347	1	199,334	1	211,729	1	223,445	2
Consumer	85,414	1	83,677	1	82,189	1	76,606	1	76,249	1
Total other loans	2,467,857	17	2,396,572	17	2,372,595	17	2,380,299	17	2,393,387	17
Total loans, excluding purchased credit-impaired loans	13,771,300	99	13,726,794	99	13,733,242	99	13,791,885	99	13,648,255	99
Purchased credit-impaired loans	86,872	1	94,916	1	105,781	1	113,942	1	127,781	1
Total loans	$13,858,172	100%	$13,821,710	100%	$13,839,023	100%	$13,905,827	100%	$13,776,036	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	+0.3%		-0.1%		-0.4%		+1.1%		+1.3%
From same quarter one year ago	+0.9%		+1.9%		+5.3%		+10.1%		+10.5%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale and excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Non-performing loans:
Non-accrual loans (1)	$67,616	$72,437	$64,515	$60,151	$71,238
Loans 90 days or more past due, still accruing interest	2,755	1,294	4,010	1,169	5,570
Total non-performing loans	70,371	73,731	68,525	61,320	76,808
Other real estate owned	9,182	10,933	10,869	10,528	9,736
Repossessed assets	990	870	643	661	589
Total non-performing assets	$80,543	$85,534	$80,037	$72,509	$87,133
Potential problem loans (2)	$328,705	$245,131	$243,684	$208,201	$173,266
Purchased credit-impaired loans (3)	$84,101	$91,072	$101,001	$109,990	$119,744
Total non-performing, potential problem and purchased credit-impaired loans	$483,177	$409,934	$413,210	$379,511	$369,818

Total allowance for loan and lease losses	$161,578	$155,411	$162,790	$161,712	$157,710
Accruing restructured loans (4)	22,793	22,970	25,660	28,591	28,554
Total non-performing loans to total loans	0.50%	0.53%	0.50%	0.44%	0.55%
Total non-performing assets to total assets	0.40	0.43	0.40	0.36	0.43
Allowance for loan and lease losses to non-performing loans	229.61	210.78	237.56	263.72	205.33

(1)
Includes $22.0 million, $24.0 million, $26.2 million, $28.5 million and $30.8 million of restructured loans on non-accrual status at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Includes $36.6 million, $40.2 million, $43.6 million, $49.5 million and $54.9 million of Government National Mortgage Association ("GNMA") loans that have been repurchased at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

(4)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

Potential problem loans increased by $83.6 million, or 34.1%, due to an increase in downgraded loans in our commercial and health care portfolios.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and bank mergers) as of the dates indicated (in thousands):

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Commercial and lease	$20,458	$25,378	$19,788	$13,843	$18,522
Commercial real estate	11,205	10,556	11,400	10,986	21,235
Consumer-related	38,708	37,797	37,337	36,491	37,051
Total non-performing loans	$70,371	$73,731	$68,525	$61,320	$76,808

Below is a reconciliation of the activity in our allowance for credit and loan and lease losses for the periods indicated (dollars in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Allowance for credit losses, at the beginning of period	$157,419	$164,578	$163,390	$159,408	$161,404	$159,408	$141,842
Provision for credit losses	11,971	21,503	6,219	7,508	3,643	47,201	21,593
Charge-offs	10,804	31,600	6,720	6,818	7,448	55,942	16,572
Recoveries	3,470	2,938	1,689	3,292	1,809	11,389	12,545
Net charge-offs	7,334	28,662	5,031	3,526	5,639	44,553	4,027
Allowance for credit losses, at end of period	162,056	157,419	164,578	163,390	159,408	162,056	159,408
Allowance for unfunded credit commitments	(478)	(2,008)	(1,788)	(1,678)	(1,698)	(478)	(1,698)
Allowance for loan and lease losses, at end of period	$161,578	$155,411	$162,790	$161,712	$157,710	$161,578	$157,710
Total loans, excluding loans held for sale	$14,035,183	$13,934,952	$13,820,245	$13,934,980	$13,966,062	$14,035,183	$13,966,062
Average loans, excluding loans held for sale	13,858,172	13,821,710	13,839,023	13,905,827	13,776,036	13,855,958	13,322,342
Allowance for loan and lease losses to total loans, excluding loans held for sale	1.15%	1.12%	1.18%	1.16%	1.13%	1.15%	1.13%
Net loan charge-offs to average loans, excluding loans held for sale (annualized)	0.21	0.82	0.15	0.10	0.16	0.32	0.03

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (dollars in thousands):

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Commercial related loans:
General reserve	$146,277	$137,204	$139,356	$137,284	$132,787
Specific reserve	2,025	1,235	6,544	7,290	6,056
Consumer related reserve	13,276	16,972	16,890	17,138	18,867
Total allowance for loan and lease losses	$161,578	$155,411	$162,790	$161,712	$157,710

Changes in the acquisition accounting discount for purchased credit-impaired ("PCI") and non-purchased credit-impaired ("Non-PCI") loans acquired in bank mergers were as follows for the three months ended December 31, 2018 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$6,185	$5,898	$14,480	$26,563
Charge-offs	(140)	—	—	(140)
Accretion	—	(1,057)	(1,739)	(2,796)
Transfer (1)	(1,083)	1,083	—	—
Balance at end of period	$4,962	$5,924	$12,741	$23,627

(1)	The transfer from non-accretable discount on purchased credit-impaired loans to accretable discount was due to better than expected cash flows on several pools of purchased credit-impaired loans.

DEPOSIT MIX

The following table shows the composition of deposits based on balances as of the dates indicated (dollars in thousands):

	12/31/2018		9/30/2018		6/30/2018		3/31/2018		12/31/2017
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,152,163	42%	$6,036,012	41%	$6,347,208	43%	$6,385,149	43%	$6,381,512	43%
Money market, NOW, and interest bearing deposits	4,982,026	34	5,125,330	35	4,950,676	33	4,858,506	32	4,954,765	33
Savings deposits	1,191,498	8	1,180,997	8	1,181,078	8	1,229,968	8	1,167,810	8
Total low-cost deposits	12,325,687	84	12,342,339	84	12,478,962	84	12,473,623	83	12,504,087	84
Certificates of deposit:
Certificates of deposit	1,416,815	10	1,392,020	9	1,361,611	9	1,397,868	10	1,392,409	9
Brokered certificates of deposit	911,711	6	974,434	7	1,082,090	7	1,099,102	7	1,061,882	7
Total certificates of deposit	2,328,526	16	2,366,454	16	2,443,701	16	2,496,970	17	2,454,291	16
Total deposits	$14,654,213	100%	$14,708,793	100%	$14,922,663	100%	$14,970,593	100%	$14,958,378	100%
Change in total deposits:
From prior quarter	-0.4%		-1.4%		-0.3%		+0.1%		+3.8%
From same quarter one year ago	-2.0%		+2.0%		+4.6%		+6.9%		+6.0%

The following table shows the composition of deposits based on average balances for the periods indicated (dollars in thousands):

	4Q18		3Q18		2Q18		1Q18		4Q17
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,346,760	43%	$6,418,925	43%	$6,414,450	43%	$6,293,453	42%	$6,370,801	43%
Money market, NOW, and interest bearing deposits	4,989,644	33	5,042,158	33	4,878,700	32	4,871,501	33	4,976,854	33
Savings deposits	1,187,808	8	1,172,627	8	1,209,360	8	1,208,843	8	1,120,550	7
Total low-cost deposits	12,524,212	84	12,633,710	84	12,502,510	83	12,373,797	83	12,468,205	83
Certificates of deposit:
Certificates of deposit	1,416,280	10	1,370,866	9	1,400,201	10	1,383,260	10	1,393,210	10
Brokered certificates of deposit	941,661	6	1,028,420	7	1,093,525	7	1,075,056	7	1,092,990	7
Total certificates of deposit	2,357,941	16	2,399,286	16	2,493,726	17	2,458,316	17	2,486,200	17
Total deposits	$14,882,153	100%	$15,032,996	100%	$14,996,236	100%	$14,832,113	100%	$14,954,405	100%
Change in total deposits:
From prior quarter	-1.0%		+0.2%		+1.1%		-0.8%		+3.8%
From same quarter one year ago	-0.5%		+4.3%		+6.4%		+6.5%		+4.8%

STATEMENT OF OPERATIONS DETAILS TO FOLLOW

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	4Q18			3Q18			4Q17
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$52,275	$537	4.11%	$196,180	1,608	3.28%	$653,482	$5,683	3.48%
Loans (1) (2) (3):
Commercial-related loans
Commercial	4,943,611	67,123	5.31	4,906,844	64,512	5.14	4,638,618	53,505	4.51
Commercial loans collateralized by assignment of lease payments (lease loans)	2,050,265	21,615	4.22	2,029,053	20,262	3.99	2,074,655	19,314	3.72
Commercial real estate	3,793,329	50,302	5.19	3,883,132	50,185	5.06	4,131,179	47,763	4.52
Construction real estate	516,238	6,931	5.25	511,193	6,521	4.99	410,416	4,395	4.19
Total commercial-related loans	11,303,443	145,971	5.07	11,330,222	141,480	4.90	11,254,868	124,977	4.36
Other loans:
Residential real estate	1,397,719	11,199	3.21	1,355,501	11,048	3.26	1,430,219	11,621	3.25
Indirect	806,139	10,319	5.08	770,047	9,541	4.92	663,474	7,810	4.67
Home equity	178,585	2,237	4.97	187,347	2,295	4.86	223,445	2,414	4.29
Consumer	85,414	817	3.79	83,677	856	4.06	76,249	796	4.14
Total other loans	2,467,857	24,572	3.96	2,396,572	23,740	3.95	2,393,387	22,641	3.77
Total loans, excluding purchased credit-impaired loans	13,771,300	170,543	4.87	13,726,794	165,220	4.73	13,648,255	147,618	4.26
Purchased credit-impaired loans	86,872	2,379	10.87	94,916	4,079	17.05	127,781	4,964	15.41
Total loans	13,858,172	172,922	4.91	13,821,710	169,299	4.82	13,776,036	152,582	4.36
Taxable investment securities	1,525,126	11,322	2.97	1,455,771	10,366	2.85	1,315,473	7,696	2.34
Investment securities exempt from federal income taxes (3)	1,228,820	11,992	3.90	1,220,193	11,882	3.90	1,249,181	14,888	4.77
Federal funds sold	74	0	2.50	383	2	2.21	37	0	1.73
Other interest earning deposits	121,401	356	1.16	375,961	1,648	1.74	363,273	600	0.66
Total interest earning assets	$16,785,868	$197,129	4.63%	$17,070,198	$194,805	4.50%	$17,357,482	$181,449	4.13%
Non-interest earning assets	2,934,520			2,907,225			2,809,191
Total assets	$19,720,388			$19,977,423			$20,166,673
Interest Bearing Liabilities:
Core funding:
Money market, NOW, and interest bearing deposits	$4,989,644	$11,389	0.91%	$5,042,158	$10,183	0.80%	$4,976,854	$5,617	0.45%
Savings deposits	1,187,808	1,109	0.37	1,172,627	919	0.31	1,120,550	478	0.17
Certificates of deposit	1,416,280	5,079	1.42	1,370,866	4,300	1.24	1,393,210	3,143	0.90
Customer repurchase agreements	273,794	443	0.64	232,584	276	0.47	217,390	137	0.25
Total core funding	7,867,526	18,020	0.91	7,818,235	15,678	0.80	7,708,004	9,375	0.48
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	941,661	4,790	2.02	1,028,420	5,083	1.96	1,092,990	4,314	1.57
Other borrowings	1,013,859	7,629	2.94	1,232,992	9,130	2.90	1,672,957	7,884	1.84
Total wholesale funding	1,955,520	12,419	2.50	2,261,412	14,213	2.47	2,765,947	12,198	1.73
Total interest bearing liabilities	$9,823,046	$30,439	1.23%	$10,079,647	$29,891	1.17%	$10,473,951	$21,573	0.81%
Non-interest bearing deposits	6,346,760			6,418,925			6,370,801
Other non-interest bearing liabilities	568,520			524,447			541,823
Stockholders' equity	2,982,062			2,954,404			2,780,098
Total liabilities and stockholders' equity	$19,720,388			$19,977,423			$20,166,673
Net interest income/interest rate spread (4)		$166,690	3.40%		$164,914	3.33%		$159,876	3.32%
Taxable equivalent adjustment		3,185			3,066			6,483
Net interest income, as reported		$163,505			$161,848			$153,393
Net interest margin (5)			3.84%			3.74%			3.49%
Tax equivalent effect			0.07%			0.07%			0.14%
Net interest margin on a fully tax equivalent basis (5)			3.91%			3.81%			3.63%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

	Year Ended December 31,
	2018			2017
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$340,073	$12,006	3.53%	$632,927	22,801	3.60%
Loans (1) (2) (3):
Commercial-related loans
Commercial	4,843,353	246,379	5.02	4,509,690	202,446	4.43
Commercial loans collateralized by assignment of lease payments (lease loans)	2,057,180	81,479	3.96	2,015,508	74,870	3.71
Commercial real estate	3,959,781	199,351	4.97	3,905,758	176,969	4.47
Construction real estate	490,806	24,260	4.88	479,404	19,996	4.11
Total commercial-related loans	11,351,120	551,469	4.80	10,910,360	474,281	4.30
Other loans:
Residential real estate	1,384,774	45,135	3.26	1,333,435	43,752	3.28
Indirect	743,636	36,434	4.90	615,093	28,385	4.61
Home equity	194,139	9,181	4.73	238,603	9,906	4.15
Consumer	82,000	3,300	4.02	78,871	3,243	4.11
Total other loans	2,404,549	94,050	3.91	2,266,002	85,286	3.76
Total loans, excluding purchased credit-impaired loans	13,755,669	645,519	4.65	13,176,362	559,567	4.21
Purchased credit-impaired loans	100,289	14,183	14.14	145,980	21,274	14.57
Total loans	13,855,958	659,702	4.71	13,322,342	580,841	4.32
Taxable investment securities	1,439,627	40,201	2.79	1,472,596	33,975	2.31
Investment securities exempt from federal income taxes (3)	1,224,461	47,818	3.91	1,261,295	60,336	4.78
Federal funds sold	199	4	2.19	64	1	1.45
Other interest earning deposits	188,501	2,377	1.26	182,651	1,353	0.74
Total interest earning assets	$17,048,819	$762,108	4.43%	$16,871,875	$699,307	4.11%
Non-interest earning assets	2,899,052			2,758,432
Total assets	$19,947,871			$19,630,307
Interest Bearing Liabilities:
Core funding:
Money market, NOW, and interest bearing deposits	$4,946,089	$35,539	0.72%	$4,689,676	$16,008	0.34%
Savings deposits	1,194,541	3,730	0.31	1,114,936	1,267	0.11
Certificates of deposit	1,392,683	16,539	1.19	1,331,949	9,826	0.74
Customer repurchase agreements	236,381	1,135	0.48	199,661	448	0.22
Total core funding	7,769,694	56,943	0.73	7,336,222	27,549	0.38
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	1,034,283	19,462	1.88	900,222	13,584	1.51
Other borrowings	1,296,546	35,398	2.69	1,930,302	28,936	1.48
Total wholesale funding	2,330,829	54,860	2.33	2,830,524	42,520	1.49
Total interest bearing liabilities	$10,100,523	$111,803	1.10%	$10,166,746	$70,069	0.69%
Non-interest bearing deposits	6,368,681			6,314,086
Other non-interest bearing liabilities	520,258			484,564
Stockholders' equity	2,958,409			2,664,911
Total liabilities and stockholders' equity	$19,947,871			$19,630,307
Net interest income/interest rate spread (4)		$650,305	3.33%		$629,238	3.42%
Taxable equivalent adjustment		12,502			26,861
Net interest income, as reported		$637,803			$602,377
Net interest margin (5)			3.71%			3.54%
Tax equivalent effect			0.07%			0.16%
Net interest margin on a fully tax equivalent basis (5)			3.78%			3.70%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The tables below reflect the impact that the acquisition accounting loan discount accretion on acquired loans had on the loan yield and net interest margin on a fully tax equivalent basis for the periods indicated (dollars in thousands):

	4Q18			3Q18			4Q17
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,858,172	$172,922	4.91%	$13,821,710	$169,299	4.82%	$13,776,036	$152,582	4.36%
Less acquisition accounting discount on non-PCI loans	(13,611)	1,739		(15,467)	1,971		(22,513)	2,914
Less acquisition accounting discount on PCI loans	(11,484)	1,057		(13,315)	2,579		(22,605)	3,166
Total loans, excluding acquisition accounting discount on bank merger loans	$13,883,267	$170,126	4.82%	$13,850,492	$164,749	4.68%	$13,821,154	$146,502	4.17%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$16,785,868	$166,690	3.91%	$17,070,198	$164,914	3.81%	$17,357,482	$159,876	3.63%
Less acquisition accounting discount on non-PCI loans	(13,611)	1,739		(15,467)	1,971		(22,513)	2,914
Less acquisition accounting discount on PCI loans	(11,484)	1,057		(13,315)	2,579		(22,605)	3,166
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount on bank merger loans	$16,810,963	$163,894	3.84%	$17,098,980	$160,364	3.70%	$17,402,600	$153,796	3.49%

	Year Ended December 31,
	2018			2017
	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,855,958	$659,702	4.71%	$13,322,342	$580,841	4.32%
Less acquisition accounting discount on non-PCI loans	(16,899)	8,315		(28,626)	15,340
Less acquisition accounting discount on PCI loans	(15,316)	8,270		(30,984)	12,500
Total loans, excluding acquisition accounting discount on bank merger loans	$13,888,173	$643,117	4.58%	$13,381,952	$553,001	4.09%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$17,048,819	$650,305	3.78%	$16,871,875	$629,238	3.70%
Less acquisition accounting discount on non-PCI loans	(16,899)	8,315		(28,626)	15,340
Less acquisition accounting discount on PCI loans	(15,316)	8,270		(30,984)	12,500
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount on bank merger loans	$17,081,034	$633,720	3.68%	$16,931,485	$601,398	3.52%

NON-INTEREST INCOME

The following table presents non-interest income (in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Core non-interest income:
Key fee initiatives:
Lease financing revenue, net	$31,657	$25,205	$22,918	$24,710	$23,620	$104,490	$86,587
Treasury management fees	14,287	15,226	15,066	15,156	15,234	59,735	58,930
Wealth management fees	9,204	9,089	8,969	9,121	9,024	36,383	34,744
Card fees	5,851	5,362	5,654	4,787	5,032	21,654	18,596
Capital markets and international banking fees	3,637	1,913	3,785	2,998	3,999	12,333	15,708
Total key fee initiatives	64,636	56,795	56,392	56,772	56,909	234,595	214,565
Mortgage banking revenue	9,626	9,916	18,926	25,047	22,374	63,515	109,224
Consumer and other deposit service fees	3,031	3,051	2,929	2,912	3,261	11,923	13,333
Brokerage fees	1,182	1,138	1,050	864	942	4,234	4,321
Loan service fees	2,252	2,103	2,148	2,245	2,197	8,748	8,317
Increase in cash surrender value of life insurance	1,301	1,298	1,272	1,108	1,511	4,979	5,421
Other operating income	2,295	4,714	5,610	4,445	2,616	17,064	10,912
Total core non-interest income	84,323	79,015	88,327	93,393	89,810	345,058	366,093
Non-core non-interest income:
Net gain (loss) on investment securities	89	(85)	(86)	(174)	111	(256)	562
Net loss on disposal of other assets	(10)	(32)	(397)	(357)	(2,016)	(796)	(2,323)
Recovery of low to moderate income real estate investment (1)	—	—	—	—	1,006	—	1,704
(Decrease) increase in market value of assets held in trust for deferred compensation (1)	(2,722)	943	462	(60)	912	(1,377)	3,338
Total non-core non-interest income	(2,643)	826	(21)	(591)	13	(2,429)	3,281
Total non-interest income	$81,680	$79,841	$88,306	$92,802	$89,823	$342,629	$369,374

(1)	Resides in other operating income in the consolidated statements of operations.

NON-INTEREST EXPENSE

The following table presents non-interest expense (in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries	$54,598	$56,234	$63,157	$64,587	$62,465	$238,576	$243,157
Commissions	3,566	4,948	7,623	7,435	8,303	23,572	35,850
Bonus and stock-based compensation	15,590	12,373	12,853	12,055	13,332	52,871	50,086
Other salaries and benefits (2)	20,526	20,826	21,873	21,940	20,153	85,165	80,512
Total salaries and employee benefits expense	94,280	94,381	105,506	106,017	104,253	400,184	409,605
Occupancy and equipment expense	15,322	15,801	16,450	17,394	16,727	64,967	62,427
Computer services and telecommunication expense	10,446	10,036	10,871	11,156	11,287	42,509	40,344
Advertising and marketing expense	2,749	3,154	3,342	3,837	3,266	13,082	12,230
Professional and legal expense	3,624	1,874	5,434	1,894	2,914	12,826	10,064
Other intangible amortization expense	2,199	1,854	1,896	1,902	1,979	7,851	8,193
Net loss (gain) recognized on other real estate owned (A)	476	62	879	(143)	(151)	1,274	1,246
Other real estate expense, net (A)	365	186	169	190	47	910	98
Other operating expenses	19,443	20,071	23,039	21,919	23,450	84,472	91,892
Total core non-interest expense	148,904	147,419	167,586	164,166	163,772	628,075	636,099
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	7,958	13,927	24,944	644	944	47,473	9,947
Restructuring severance charges (C)	—	—	—	—	—	—	—
One-time bonuses (C)	—	—	—	—	2,700	—	2,700
Branch exit and facilities impairment charges	—	—	—	—	—	—	1,759
Loss on extinguishment of debt (3)	2,507	6,255	—	3,136	—	11,898	—
Reduction in clawback liability (4)	(5,009)	—	—	—	—	(5,009)	—
Contribution to MB Financial Charitable Foundation (D)	—	—	—	—	7,500	—	7,500
(Decrease) increase in market value of assets held in trust for deferred compensation (C)	(2,722)	943	462	(60)	912	(1,377)	3,338
Total non-core non-interest expense	2,734	21,125	25,406	3,720	12,056	52,985	25,244
Total non-interest expense	$151,638	$168,544	$192,992	$167,886	$175,828	$681,060	$661,343

(1)
Letters denote the corresponding line items where these items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other related expense, B – See merger related and repositioning expenses table below, C – Other operating expenses, and D – Salaries and employee benefits.

(2)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

(3)	Includes losses on the extinguishment of junior subordinated notes issued to capital trusts in the first, third, and fourth quarters of 2018.

(4)	Includes a decrease in expense related to FDIC loss share agreements.

The following table presents the detail of the merger related and repositioning expenses (in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Merger related and repositioning expenses (1):
Salaries and employee benefits expense	$4,125	$6,561	$17,510	$557	$1,382	$28,753	$3,536
Occupancy and equipment expense	126	316	1	35	119	478	129
Computer services and telecommunication expense	299	2,648	—	—	17	2,947	247
Advertising and marketing expense	34	278	—	26	5	338	5
Professional and legal expense	538	712	3,453	4	43	4,707	143
Branch exit and facilities impairment charges (2)	613	3,292	340	—	(327)	4,245	6,594
Contingent consideration expense (3)	2,000	—	—	—	(454)	2,000	(454)
Goodwill impairment loss (4)	—	—	3,623	—	—	3,623	—
Other operating expenses	223	120	17	22	159	382	(253)
Total merger related and repositioning expenses	$7,958	$13,927	$24,944	$644	$944	$47,473	$9,947

(1)
Includes costs incurred in connection with the pending merger with Fifth Third, the discontinuation of our national mortgage origination business, the mortgage banking acquisition (completed in the fourth quarter of 2017), and the American Chartered merger (completed in 2016). For the fourth quarter of 2018, approximately $2 million relates to the discontinuation of our national mortgage origination business and approximately $3 million relates to the pending merger with Fifth Third. For the third quarter of 2018, approximately $10 million relates to the discontinuation of our national mortgage origination business and approximately $4 million relates to the pending merger with Fifth Third. For the second quarter of 2018, approximately $19 million relates to the discontinuation of our national mortgage origination business and approximately $6 million relates to the pending merger with Fifth Third.

(2)
Includes the following items: exit charges related to our mortgage wind down in the fourth quarter of 2018; exit charges related to the closing of 34 of our mortgage retail offices in the third quarter of 2018; exit charges related to the closing of five of our mortgage retail offices in the second quarter of 2018; gains on previously closed branch facilities in the fourth quarter of 2017; costs associated with office space reconfiguration in the third quarter of 2017; and exit charges on branches closed in the second quarter of 2017 due to the American Chartered merger.

(3)
Includes an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. Also includes a decrease in our contingent consideration accrual for our acquisition of MSA Holdings, LLC. Resides in other operating expenses in the consolidated statements of operations.

(4)	Reflects the goodwill impairment charge at the Mortgage Banking Segment in the second quarter of 2018.

INCOME TAX EXPENSE

The following table presents information on our income tax rate (dollars in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Income before income taxes - as reported	$81,576	$51,642	$48,164	$70,789	$63,745	$252,171	$288,815
Tax at Federal statutory rate (21% for 2018 and 35% for 2017)	17,131	10,845	10,114	14,866	22,310	52,956	101,085

Increase (decrease) due to:
Tax exempt income, net	(2,781)	(2,653)	(2,681)	(2,639)	(4,673)	(10,754)	(19,053)
State tax expense, net of Federal impact	3,651	2,846	2,593	3,964	3,103	13,054	12,695
Other items, net	642	198	931	586	1,131	2,357	1,397
Tax expense before discrete items	18,643	11,236	10,957	16,777	21,871	57,613	96,124
Income tax rate before discrete items (effective tax rate)	22.9%	21.8%	22.7%	23.7%	34.3%	22.8%	33.3%

Discrete tax expense (benefit) items (1)	(4,778)	(154)	(483)	(201)	1,919	(5,616)	(2,682)
Discrete tax benefit corporate Federal tax rate changes (2)	(8,200)	(2,154)	(843)	(2,544)	(104,239)	(13,741)	(104,239)
Discrete tax benefit corporate state tax rate changes (3)	—	—	—	—	—	—	(2,324)
Discrete tax expense (benefit) merger related items (4)	—	—	—	—	—	—	(2,104)
Income tax expense - as reported	$5,665	$8,928	$9,631	$14,032	$(80,449)	$38,256	$(15,225)
Income tax rate	6.9%	17.3%	20.0%	19.8%	(126.2)%	15.2%	(5.3)%

(1)
Includes tax benefits on the vesting of restricted shares, exercise of options, and other compensation as well as non-deductible merger expenses, the $5.2 million decrease in state income tax accruals due to income allocation to low income tax rate jurisdictions for the fourth quarter of 2018, and $2.1 million increase in state income tax accruals due to income allocation to high income tax rate jurisdictions for the fourth quarter of 2017.

(2)
Includes the impact of the Federal income tax rate decrease due to the TCJ Act (enacted on December 22, 2017) on our net deferred tax liabilities. Amounts for 2018 represent re-measurement adjustments of our net deferred tax liabilities.

(3)	Includes tax benefit due to the impact of the Illinois state income tax rate increase (effective July 1, 2017) on our deferred tax assets.

(4)	Includes reversals of a tax liability no longer needed specifically related to two entities we acquired and certain non-deductible merger related items.

NON-GAAP FINANCIAL INFORMATION

This document contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, operating earnings excluding the Mortgage Banking Segment, core non-interest income, core non-interest income to revenues (including and excluding Mortgage Banking Segment) (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income, and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans, efficiency ratio (including and excluding Mortgage Banking Segment), and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net losses on disposal of other assets, recovery of low to moderate income real estate investment, and increase and decrease in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios and branch exit and facilities impairment charges, merger related and repositioning expenses, one-time bonuses, loss on extinguishment of debt, increase and decrease in market value of assets held in trust for deferred compensation, reduction in clawback liability, and contribution to MB Financial Charitable Foundation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets, and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return, excluding Mortgage Banking Segment, on average assets, annualized operating return on average common equity, annualized cash return, excluding Mortgage Banking Segment, on average tangible common equity, and annualized cash operating return, excluding Mortgage Banking Segment, on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, operating earnings excluding Mortgage Banking Segment, core and non-core non-interest income, and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the earnings release.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income, and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a Federal tax rate of 21% for 2018 and 35% for 2017. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net losses on disposal of other assets, recovery of low to moderate income real estate investment, and increase and decrease in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding branch exit and facilities impairment charges, merger related and repositioning expenses, one-time bonuses, loss on extinguishment of debt, increase and decrease in market value of assets held in trust for deferred compensation, and contribution to MB Financial Charitable Foundation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity, and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans to net interest margin are contained in the tables under "Net Interest Margin." A reconciliation of tangible book value per common share to book value per common share is contained in the "Selected Financial Data" table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under "Non-interest Income" and "Non-interest Expense."

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Stockholders' equity - as reported	$3,034,848	$2,965,329	$2,948,693	$2,934,347	$3,009,823
Less: goodwill	999,925	999,925	999,925	1,003,548	1,003,548
Less: other intangible assets, net of tax benefit	34,365	35,976	37,334	38,723	40,116
Tangible equity	$2,000,558	$1,929,428	$1,911,434	$1,892,076	$1,966,159

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Total assets - as reported	$20,207,026	$19,719,971	$19,966,557	$20,167,523	$20,086,940
Less: goodwill	999,925	999,925	999,925	1,003,548	1,003,548
Less: other intangible assets, net of tax benefit	34,365	35,976	37,334	38,723	40,116
Tangible assets	$19,172,736	$18,684,070	$18,929,298	$19,125,252	$19,043,276

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Common stockholders' equity - as reported	$2,840,129	$2,770,610	$2,753,974	$2,739,628	$2,699,824
Less: goodwill	999,925	999,925	999,925	1,003,548	1,003,548
Less: other intangible assets, net of tax benefit	34,365	35,976	37,334	38,723	40,116
Tangible common equity	$1,805,839	$1,734,709	$1,716,715	$1,697,357	$1,656,160

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Average common stockholders' equity - as reported	$2,787,343	$2,759,685	$2,740,997	$2,708,911	$2,579,896	$2,749,478	$2,528,015
Less: average goodwill	999,925	999,925	1,001,119	1,003,548	1,001,027	1,001,116	1,000,469
Less: average other intangible assets, net of tax benefit	35,024	36,433	37,804	39,212	36,049	37,105	38,058
Average tangible common equity	$1,752,394	$1,723,327	$1,702,074	$1,666,151	$1,542,820	$1,711,257	$1,489,488

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Net income available to common stockholders - as reported	$72,911	$39,714	$35,533	$68,937	$142,194	$217,095	$296,033
Add: other intangible amortization expense, net of tax benefit	1,611	1,358	1,389	1,393	1,286	5,751	5,325
Net cash flow available to common stockholders	$74,522	$41,072	$36,922	$70,330	$143,480	$222,846	$301,358

The following table presents a reconciliation of net income to operating earnings (dollars in thousands, except per share data):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Net income - as reported	$75,911	$42,714	$38,533	$56,757	$144,194	$213,915	$304,040
Less non-core items:
Net gain (loss) on investment securities	89	(85)	(86)	(174)	111	(256)	562
Net loss on disposal of other assets	(10)	(32)	(397)	(357)	(2,016)	(796)	(2,323)
Recovery of low to moderate income real estate investment	—	—	—	—	1,006	—	1,704
(Decrease) increase in market value of assets held in trust for deferred compensation - other operating income	(2,722)	943	462	(60)	912	(1,377)	3,338
Merger related and repositioning expenses (1)	(7,958)	(13,927)	(24,944)	(644)	(944)	(47,473)	(9,947)
One-time bonuses	—	—	—	—	(2,700)	—	(2,700)
Branch exit and facilities impairment charges	—	—	—	—	—	—	(1,759)
Loss on extinguishment of debt	(2,507)	(6,255)	—	(3,136)	—	(11,898)	—
Reduction in clawback liability	5,009	—	—	—	—	5,009	—
Contribution to MB Financial Charitable Foundation	—	—	—	—	(7,500)	—	(7,500)
Decrease (increase) in market value of assets held in trust for deferred compensation - other operating expense	2,722	(943)	(462)	60	(912)	1,377	(3,338)
Total non-core items	(5,377)	(20,299)	(25,427)	(4,311)	(12,043)	(55,414)	(21,963)
Income tax expense on non-core items	(873)	(5,256)	(5,905)	(1,153)	(4,618)	(13,187)	(8,558)
Income tax expense - other (2)	(8,200)	(2,154)	(843)	(2,544)	(104,239)	(13,741)	(106,343)
Non-core items, net of tax	3,696	(12,889)	(18,679)	(614)	96,814	(28,486)	92,938
Operating earnings	72,215	55,603	57,212	57,371	47,380	242,401	211,102
Operating earnings (loss) - Mortgage Banking Segment	3,141	1,067	(3,359)	(295)	(815)	554	5,494
Operating earnings, excluding Mortgage Banking Segment	69,074	54,536	60,571	57,666	48,195	241,847	205,608
Dividends on preferred shares	3,000	3,000	3,000	3,100	2,000	12,100	8,007
Operating earnings available to common stockholders, excluding Mortgage Banking Segment	$66,074	$51,536	$57,571	$54,566	$46,195	$229,747	$197,601
Diluted earnings per common share - as reported	$0.85	$0.47	$0.42	$0.81	$1.67	$2.55	$3.49
Impact of return from preferred stockholders due to redemption (3)	—	—	—	(0.18)	—	(0.18)	—
Impact of non-core items, net of tax	(0.04)	0.14	0.22	0.01	(1.14)	0.34	(1.10)
Impact of excluding operating (earnings) loss - Mortgage Banking Segment	(0.04)	(0.01)	0.04	—	0.01	(0.01)	(0.06)
Diluted operating earnings per common share, excluding Mortgage Banking Segment	$0.77	$0.60	$0.68	$0.64	$0.54	$2.70	$2.33
Weighted average common shares outstanding for diluted operating earnings per common share	85,337,028	85,335,109	85,251,810	84,896,401	84,964,759	85,206,300	84,823,456

(1)
Non-core items for the fourth quarter of 2018 include approximately $2 million, net of tax, related to the discontinuation of our national mortgage origination business and approximately $3 million, net of tax, related to the pending merger with Fifth Third. Non-core items for the third quarter of

2018 include approximately $7 million, net of tax, related to the discontinuation of our national mortgage origination business and approximately $3 million, net of tax, related to the pending merger with Fifth Third. Non-core items for the second quarter of 2018 include approximately $14 million, net of tax, related to the discontinuation of our national mortgage origination business and approximately $5 million, net of tax, related to the pending merger with Fifth Third.

(2)
The four quarters of 2018 and fourth quarter of 2017 include the reversal of deferred tax liabilities as a result of the decrease in Federal income tax rate effective January 1, 2018 due to the TCJ Act. The fourth quarter reversal of $8.2 million was recognized at the Banking Segment. The third quarter of 2018 reversal of $2.2 million was recognized at the Banking Segment. The second quarter of 2018 reversal of $843 thousand was recognized as follows: $429 thousand of expense at the Banking Segment and $1.3 million reversal at the Leasing Segment. The first quarter 2018 reversal of $2.5 million was recognized at the Leasing Segment. The fourth quarter 2017 reversal of $104.2 million was recognized as follows: $6.5 million at our Banking Segment, $65.3 million at our Leasing Segment, and $32.4 million at our Mortgage Banking Segment. The year ended December 31, 2017 includes reversals of tax liabilities no longer needed specifically related to two entities we acquired.

(3)
The $0.81 diluted earnings per common share in the first quarter of 2018 were positively impacted by a $15.3 million, or $0.18 per common share, return from preferred stockholders due to the redemption of our 8% Series A non-cumulative perpetual preferred stock. The $15.3 million represents the excess carrying amount over the redemption price of the Series A preferred stock.

The following table presents a reconciliation of net income to operating earnings for our operating segments (in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Banking Segment:
Net income - as reported	$64,628	$41,662	$47,893	$46,550	$43,435	$200,733	$180,872
Non-core items, net of tax	(5,532)	5,738	5,714	2,550	298	8,470	4,174
Operating earnings	$59,096	$47,400	$53,607	$49,100	$43,733	$209,203	$185,046

Leasing Segment:
Net income - as reported	$9,961	$7,136	$8,236	$11,110	$69,783	$36,443	$85,883
Non-core items, net of tax	17	—	(1,272)	(2,544)	(65,321)	(3,799)	(65,321)
Operating earnings	$9,978	$7,136	$6,964	$8,566	$4,462	$32,644	$20,562

Mortgage Banking Segment:
Net income (loss) - as reported	$1,322	$(6,084)	$(17,596)	$(903)	$30,976	$(23,261)	$37,285
Non-core items, net of tax	1,819	7,151	14,237	608	(31,791)	23,815	(31,791)
Operating earnings (loss)	$3,141	$1,067	$(3,359)	$(295)	$(815)	$554	$5,494

The following table presents the efficiency ratio calculation (dollars in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Non-interest expense	$151,638	$168,544	$192,992	$167,886	$175,828	$681,060	$661,343
Less merger related and repositioning expenses	7,958	13,927	24,944	644	944	47,473	9,947
Less loss on extinguishment of debt	2,507	6,255	—	3,136	—	11,898	—
Less one-time bonuses	—	—	—	—	2,700	—	2,700
Less branch exit and facilities impairment charges	—	—	—	—	—	—	1,759
Less reduction in clawback liability	(5,009)	—	—	—	—	(5,009)	—
Less contribution to MB Financial Charitable Foundation	—	—	—	—	7,500	—	7,500
Less (decrease) increase in market value of assets held in trust for deferred compensation	(2,722)	943	462	(60)	912	(1,377)	3,338
Non-interest expense - as adjusted	$148,904	$147,419	$167,586	$164,166	$163,772	$628,075	$636,099

Net interest income	$163,505	$161,848	$159,069	$153,381	$153,393	$637,803	$602,377
Tax equivalent adjustment	3,185	3,066	3,129	3,122	6,483	12,502	26,861
Net interest income on a fully tax equivalent basis	166,690	164,914	162,198	156,503	159,876	650,305	629,238
Plus non-interest income	81,680	79,841	88,306	92,802	89,823	342,629	369,374
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	346	345	338	295	814	1,324	2,919
Less net gain (loss) on investment securities	89	(85)	(86)	(174)	111	(256)	562
Less net loss on disposal of other assets	(10)	(32)	(397)	(357)	(2,016)	(796)	(2,323)
Less recovery of low to moderate income real estate investment	—	—	—	—	1,006	—	1,704
Less (decrease) increase in market value of assets held in trust for deferred compensation	(2,722)	943	462	(60)	912	(1,377)	3,338
Non-interest income - as adjusted	84,669	79,360	88,665	93,688	90,624	346,382	369,012
Total revenue - as adjusted and on a fully tax equivalent basis	$251,359	$244,274	$250,863	$250,191	$250,500	$996,687	$998,250

Efficiency ratio	59.24%	60.35%	66.80%	65.62%	65.38%	63.02%	63.72%
Efficiency ratio (without adjustments)	61.85%	69.74%	78.02%	68.20%	72.29%	69.47%	68.06%

The following table presents the efficiency ratio, excluding the Mortgage Banking Segment calculation (dollars in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Non-interest expense - as adjusted (1)	$148,904	$147,419	$167,586	$164,166	$163,772	$628,075	$636,099
Less Mortgage Banking Segment non-interest expense	12,853	16,183	33,611	35,928	34,397	98,575	140,912
Non-interest expense - as adjusted, less Mortgage Banking Segment	$136,051	$131,236	$133,975	$128,238	$129,375	$529,500	$495,187

Total revenue - as adjusted and on a fully tax equivalent basis (1)	$251,359	$244,274	$250,863	$250,191	$250,500	$996,687	$998,250
Less Mortgage Banking Segment net interest income	7,507	7,685	10,106	10,428	10,611	35,726	41,976
Less Mortgage Banking Segment non-interest income	9,626	9,929	18,937	25,048	22,374	63,540	109,225
Net interest income plus non-interest income - as adjusted, less Mortgage Banking Segment	$234,226	$226,660	$221,820	$214,715	$217,515	$897,421	$847,049
Efficiency ratio, excluding Mortgage Banking Segment	58.09%	57.90%	60.40%	59.72%	59.48%	59.00%	58.46%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the annualized net non-interest expense to average assets ratio calculation (dollars in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Non-interest expense	$151,638	$168,544	$192,992	$167,886	$175,828	$681,060	$661,343
Less merger related and repositioning expenses	7,958	13,927	24,944	644	944	47,473	9,947
Less one-time bonuses	—	—	—	—	2,700	—	2,700
Less loss on extinguishment of debt	2,507	6,255	—	3,136	—	11,898	—
Less branch exit and facilities impairment charges	—	—	—	—	—	—	1,759
Less reduction in clawback liability	(5,009)	—	—	—	—	(5,009)	—
Less contribution to MB Financial Charitable Foundation	—	—	—	—	7,500	—	7,500
Less increase in market value of assets held in trust for deferred compensation	(2,722)	943	462	(60)	912	(1,377)	3,338
Non-interest expense - as adjusted (1)	$148,904	$147,419	$167,586	$164,166	$163,772	$628,075	$636,099
Less non-interest income - as adjusted (1)	84,669	79,360	88,665	93,688	90,624	346,382	369,012
Net non-interest expense - as adjusted	$64,235	$68,059	$78,921	$70,478	$73,148	$281,693	$267,087
Average assets	$19,720,388	$19,977,423	$20,157,187	$19,938,557	$20,166,673	$19,947,871	$19,630,307
Annualized net non-interest expense to average assets	1.29%	1.35%	1.57%	1.43%	1.44%	1.41%	1.36%
Annualized net non-interest expense to average assets (without adjustments)	1.41%	1.76%	2.08%	1.53%	1.69%	1.70%	1.49%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the core non-interest income to revenues ratio calculation (dollars in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Non-interest income - as adjusted (1)	$84,669	$79,360	$88,665	$93,688	$90,624	$346,382	$369,012
Total revenue - as adjusted and on a fully tax equivalent basis (1)	$251,359	$244,274	$250,863	$250,191	$250,500	$996,687	$998,250
Core non-interest income to revenues ratio	33.68%	32.49%	35.34%	37.45%	36.18%	34.75%	36.97%
Non-interest income to revenues ratio (without adjustments)	33.31%	33.03%	35.70%	37.70%	36.93%	34.95%	38.01%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the core non-interest income to revenues ratio, excluding the Mortgage Banking Segment calculation (dollars in thousands):

						Year Ended
						December 31,
	4Q18	3Q18	2Q18	1Q18	4Q17	2018	2017
Non-interest income - as adjusted (1)	$84,669	$79,360	$88,665	$93,688	$90,624	$346,382	$369,012
Less Mortgage Banking Segment non-interest income	9,626	9,929	18,937	25,048	22,374	63,540	109,225
Non-interest income - as adjusted, less Mortgage Banking Segment	$75,043	$69,431	$69,728	$68,640	$68,250	$282,842	$259,787

Total revenue - as adjusted and on a fully tax equivalent basis (1)	$251,359	$244,274	$250,863	$250,191	$250,500	$996,687	$998,250
Less Mortgage Banking Segment net interest income	7,507	7,685	10,106	10,428	10,611	35,726	41,976
Less Mortgage Banking Segment non-interest income	9,626	9,929	18,937	25,048	22,374	63,540	109,225
Total revenue - as adjusted and on a fully tax equivalent basis, less Mortgage Banking Segment	$234,226	$226,660	$221,820	$214,715	$217,515	$897,421	$847,049

Core non-interest income to revenues ratio, excluding Mortgage Banking Segment	32.04%	30.63%	31.43%	31.97%	31.38%	31.52%	30.67%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.